SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): July 28, 2000

                        IMAGING TECHNOLOGIES CORPORATION
                        --------------------------------
             (Exact Name of Registrant as Specified in its Charter)


  Delaware                        0-12641                        33-0021693
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(State or Other           (Commission File Number)            (I.R.S. Employer
Jurisdiction of                                               dentification No.)
Incorporation)


       15175 Innovation Drive
       San Diego, California                                  92128
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      (Address of Principal Executive Offices)             (Zip Code)


(Registrant's telephone number, including area code):   (858) 613-1300



                                Not Applicable
      ---------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events.
          ------------

            On July 5, 2000, the registrant entered into a Private Equity Line of Credit Agreement with Impany Investment Limited. Pursuant to the agreement, beginning on the date the registration statement is declared effective by the SEC, and continuing for two years thereafter, the registrant has the right, subject to certain conditions, to sell up to $36 million of its common stock to Impany. Impany will purchase shares at a small discount to market, in amounts that vary in relationship to the market price at the time each purchase is made. Additionally, the registrant issued warrants to Impany to purchase up to 2,000,000 shares of the registrant's common stock at an exercise price equal to 120% of the market price. Each warrant shall be exercisable for a period of three years commencing six months from the date the subscription agreement is signed.

              On July 12, 2000, the registrant issued a press release, a copy of which is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 7.   Financial Statements and Exhibits.
          ---------------------------------

(c)      Exhibits:

Exhibit Number                      Description
--------------                      -----------

99.1              Press release dated July 12, 2000 issued by the registrant.


99.2 Private Equity Line of Credit Agreement dated July 5, 2000, by and among Impany Investment Limited and the registrant.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    July 28, 2000                      IMAGING TECHNOLOGIES CORPORATION


                                By: /s/ Brian Bonar
                                    --------------------------------------------
                                    Name:  Brian Bonar
                                    Title: President and Chief Executive Officer

                                  EXHIBIT INDEX
                                  -------------

Exhibit
Number            Description
------            -----------

99.1              Imaging  Technologies  Corporation's  press release dated July
                  12, 2000.

99.2 Private Equity Line of Credit Agreement dated July 5, 2000, by and among Impany Investment Limited and the registrant.